Exhibit 99.1
Office of the United States Trustee

In re:	DEBTOR IN POSSESSION INTERIM STATEMENT
The Kushner-Locke Company			Page 1 of 3
	Statement Number:	80

Chapter 11	For the Period FROM:	6/1/2008

Case No. LA 01-44828-SB (Substantively Consolidated with	TO:	6/30/2008

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

		Collateral	Concentration	City National
CASH ACTIVITY ANALYSIS (Cash Basis Only)		Account	Account	Collection Account

Balance before Statement #1		$268,333.21	$65,956.21
A. Total Receipts per all Prior Interim Statements		$11,352,878.60	$9,978,468.63	$1,154,529.55
B. Less: Total Disbursements per all Prior Statements		$10,354,188.28	$9,831,252.23	$24,734.05
C. Beginning Balance		$1,267,023.53	$213,172.61	$1,129,795.50
D. Receipts during Current Period
Description

06/02/2008	Vision Films			$43,631.92
06/02/2008	Daro	$23,220.01
06/09/2008	State of California	$3,152.02
06/11/2008	Tanya Miller		$732.44
06/16/2008	Lifetime		$1,500.00
06/18/2008	Wire Transfer		$40,000.00
06/30/2008	interest	$2,039.61

TOTAL RECEIPTS THIS PERIOD		$28,411.64	$42,232.44	$43,631.92	—

E. Balance Available (C plus D)		$1,295,435.17	$255,405.05	$1,173,427.42	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 80	Page 2 of 3
F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose

06/06/2008	Wire	ADP Fees		119.72
06/12/2008	Wire	Comerica Bank Fee		35.00
06/13/2008	Wire	ADP Fees		30.00
06/17/2008	Wire	Payroll Tax		4,775.92
06/17/2008	8517	Payroll		1,358.57
06/17/2008	8518	Payroll		6,892.70
06/17/2008	8519	Payroll		2,893.11
06/17/2008	1211	Franchise Tax Board		3,160.00
06/17/2008	1212	Arrowhead		22.97
06/17/2008	1213	Federal Express		99.20
06/17/2008	1214	Franchise Tax Board		1,790.00
06/17/2008	1215	New Wave Entertainment		63.00
06/17/2008	1216	Recall		970.63
06/17/2008	1217	Secretary of State		25.00
06/17/2008	1218	Xerox		20.83
06/18/2008	Wire	Wire Tansfer	$40,000.00
06/20/2008	Wire	IMEC			$7,833.00
06/26/2008	Wire	JP Morgan Lewis	$11,053.22
06/27/2008	Wire	ADP Fees		162.96
06/27/2008	1219	AT & T		252.52
06/27/2008	1220	Bowne of Los Angeles		428.00
06/27/2008	1221	Brandon & Morner-Ritt		1,678.60
06/27/2008	1222	Franchise Tax Board		107.30
06/27/2008	1223	ITE Solutions		947.50
06/27/2008	1224	Kevin Marino		88.74
06/27/2008	1225	Stutman Treister & Glatt		27,559.25
06/27/2008	1226	AT & T		78.48
06/30/2008	Wire	Payroll Tax		5,352.20
06/30/2008	8520	Payroll		1,358.59
06/30/2008	8521	Payroll		7,609.90
06/30/2008	8522	Payroll		2,893.10
06/30/2008	Wire	Control Agreement Fee			$50.00

TOTAL DISBUR SEMENTS THIS PERIOD:			$51,053.22	$70,773.79	$7,883.00	—

G. Ending Balance (E less F)			$1,244,381.95	$184,631.26	$1,165,544.42	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 80	Page 3 of 3

H. (1) Collateral Account:
a) Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
b) Account Number:	323221556
(2) Concentration Account:
a) Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
b) Account Number:	1891935460

I: Other monies on hand:

The Kushner Locke Company PWI account		$731.10
Bank of Scotland — Pinocchio	936582	£216,227.96	Pound Sterling	Time Deposit
Bank of Scotland — Basil	936582	£242,844.78	Pound Sterling	Time Deposit(KL’ s interest is 50%)
Allied Pinocchio	10747301	$—	Pound Sterling
Edge Entertainment	1891152710	$172.89

I: Other monies on hand (continued):
Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:
BLT Venture	178-71491-7	$95,381.96
BLT Venture	16-524173-1101	$330.45
KL MDP Sensation	60-066-930	$—
KL\7 Venture	1890-69-6360	$33,305.33
Denial Venture	1890-69-6501	$240,960.42
Cracker LLC	1891-04-1665	$15,475.06
Swing	323-518095	$12,651.13
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

Debtor in Possession